      As filed with the Securities and Exchange Commission on May 19, 2000
                                                    Registration No. 333-_______

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------
                               SOURCE MEDIA, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                       13-3700438
(State of incorporation or organization)         (I.R.S. Employer Identification Number)

                                5400 LBJ FREEWAY
                                    SUITE 680
                               DALLAS, TEXAS 75240
              (Address of registrant's principal executive offices)

                             ----------------------

                    SOURCE MEDIA, INC. 1999 STOCK OPTION PLAN
                            (Full title of the plan)

                                STEPHEN W. PALLEY
                             CHIEF EXECUTIVE OFFICER
                               SOURCE MEDIA, INC.
                           5400 LBJ FREEWAY, SUITE 680
                               DALLAS, TEXAS 75240
                                  (972)701-5400
            (Name, address and telephone number of agent for service)

                                 WITH A COPY TO:
                            ROBERT L. WINIKOFF, ESQ.
                             DAN L. ROSENBAUM, ESQ.
                 COOPERMAN LEVITT WINIKOFF LESTER & NEWMAN, P.C.
                                800 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 688-7000
                               FAX: (212) 755-2839

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                  PROPOSED MAXIMUM          PROPOSED MAXIMUM         AMOUNT OF
            TITLE OF SECURITIES               AMOUNT TO            OFFERING PRICE          AGGREGATE OFFERING       REGISTRATION
              TO BE REGISTERED               BE REGISTERED            PER SHARE                   PRICE                 FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per
share............................             1,600,000                  (1)                   $13,455,464           $3,552.25
====================================================================================================================================

(1) Estimated pursuant to Rule 457(h)(1) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, as follows: (i) for shares of Common Stock to be purchased upon exercise of outstanding options under the Plan, the fee is calculated on the basis of the price at which the options may be exercised when vested: 336,500 options exercisable at $11.9375 per share, 125,000 options exercisable at $15.00 per share, 125,000 options exercisable at $6.89 per share, and 36,000 options exercisable at $7.5625 per share and (ii) for shares of Common Stock to be purchased upon the exercise of options that have not yet been issued and the option price is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of Common Stock as quoted on the Nasdaq National Market on May 15, 2000.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents filed by Source Media, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof:

       (a) Registrant's Annual Report on Form 10-K and Form 10-K/A (Amendments No. 1 and No. 2) for the fiscal year ended December 31, 1999;

       (b) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000; and

       (c) The description of the Registrant's Common Stock in the Registrant's Registration Statement on Form 8-A filed with the Commission on June 10, 1993, including any amendments or reports filed for the purpose of updating that description.

       All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all Common Stock registered hereby has been sold or which deregisters such Common Stock then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

       The Common Stock of the Registrant is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Members of Cooperman Levitt Winikoff Lester & Newman, P.C., counsel to the Registrant, beneficially own 16,000 shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

       Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

       Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

       Article Seventh of the Registrant's Restated Certificate of Incorporation, as amended, provides as follows:

       A director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (in respect of certain unlawful dividend payments or stock purchases or redemptions), or (iv) for a transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Registrant, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of such provision of the Restated Certificate of Incorporation by the stockholders of the Registrant shall not adversely affect any right to protection of a director of the Registrant with respect to events occurring prior to the time of such repeal or modification.

       Article V of the Registrant's By-Laws, as amended, provides that each director or officer of the Registrant who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant), by reason of the fact that he or she is or was or has agreed to become a director, officer, employee or agent of the Registrant or is or was serving or has agreed to serve at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, shall be indemnified by the Registrant against all costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person's behalf in connection therewith and any appeal therefrom, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the standards of conduct set forth in the By-Laws.

       Article V of the Registrant's By-Laws also provides that the Registrant shall indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Registrant, or is or was serving or has agreed to serve at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

       Notwithstanding such provisions to the contrary, to the extent that a director or officer of the Registrant has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding or in the defense of any claim, issue or matter therein, he or she shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

       The right to indemnification provided by the By-Laws shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholder or disinterested directors or otherwise, both as to action in his official capacity and to action in another capacity while holding office and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the estate, heirs, executors and administrators of such person.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable

ITEM 8.  EXHIBITS.

         4 Source Media, Inc. 1999 Stock Option Plan (filed as Exhibit A to Registrant's definitive proxy statement filed September 24, 1999 and incorporated herein by reference)

         5 Opinion of Cooperman Levitt Winikoff Lester & Newman, P.C. as to the legality of the Common Stock registered hereby

         23(a)  Consent of Ernst & Young LLP

         23(b) Consent of Cooperman Levitt Winikoff Lester & Newman, P.C. (included in Exhibit 5)

ITEM 9.  UNDERTAKINGS.

       (a)    The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
                     Section 15(d) of the Exchange Act that are with or furnished to the Commission incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
              Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Restated Certificate of Incorporation, as amended, and By-Laws, as amended, of the registrant and the provisions of the Delaware law described under Item 6 above, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 19th day of May, 2000.

                                    SOURCE MEDIA, INC.

                                    By: /s/ Stephen W. Palley
                                       -----------------------------------------
                                       Stephen W. Palley, President and Chief
                                       Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.

               SIGNATURE                                            TITLE                                     DATE
               ---------                                            -----                                     ----

 /s/ Stephen W. Palley                         President, Chief Executive Officer and Director            May 19, 2000
------------------------------------            (principal executive officer)
Stephen W. Palley


 /s/ F. Paul Tigh                              Treasurer and Chief Financial Officer (principal           May 19, 2000
------------------------------------            financial officer and principal accounting officer)
F. Paul Tigh

 /s/ James L. Greenwald                        Director                                                   May 19, 2000
------------------------------------
James L. Greenwald


 /s/ Michael J. Marocco                        Director                                                   May 19, 2000
------------------------------------
Michael J. Marocco


 /s/ Barry Rubenstein                          Director                                                   May 19, 2000
------------------------------------
Barry Rubenstein


 /s/ Kim D. Kelly                              Director                                                   May 19, 2000
------------------------------------
Kim D. Kelly


 /s/ Sidney R. Knafel                          Director                                                   May 19, 2000
------------------------------------
Sidney R. Knafel

 /s/ Michael S. Willner                        Director                                                   May 19, 2000
------------------------------------
Michael S. Willner

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER        DESCRIPTION
------        -----------
4             Source Media, Inc. 1999 Stock Option Plan (filed as Exhibit A to the Registrant's definitive proxy statement filed September 24,
              1999 and incorporated herein by reference)

5 Opinion of Cooperman Levitt Winikoff Lester & Newman, P.C. as to the legality of the Common Stock registered hereby

23(a)         Consent of Ernst & Young LLP

23(b)         Consent of Cooperman Levitt Winikoff Lester & Newman, P.C.
              (included in Exhibit 5)